EXECUTION COPY

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                               FOURTH AMENDMENT TO

                          SECURITIES PURCHASE AGREEMENT

                                  BY AND AMONG

                               PURE BIOFUELS CORP.

                                       AND

                              PLAINFIELD PERU I LLC
                             PLAINFIELD PERU II LLC

                           --------------------------
                           Dated as of March 27, 2009
                           --------------------------

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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I AMENDMENTS TO THE AGREEMENT..........................................1

     SECTION 1.1. Definitions..................................................1
     SECTION 1.2. The Notes....................................................2
     SECTION 1.3. Convertibility...............................................2
     SECTION 1.4. Forced Conversion............................................2

ARTICLE II 2009 GENERAL OBLIGATION ADDITIONAL NOTES............................3

     SECTION 2.1. Amendment and Restatement....................................3

ARTICLE III REPRESENTATIONS AND WARRANTIES  OF THE COMPANY.....................3

     SECTION 3.1. Incorporation of Representations and Warranties from the
                    Third Amendment............................................3
     SECTION 3.2. Anti-Dilution................................................3

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.....................3

     SECTION 4.1. Incorporation of Representations and Warranties from the
                    Agreement..................................................3

ARTICLE V CONDITIONS PRECEDENT TO OBLIGATIONS..................................4

     SECTION 5.1. Conditions to the Company's Obligations......................4
     SECTION 5.2. Conditions to Purchaser's Obligations........................4

ARTICLE VI MISCELLANEOUS.......................................................5

     SECTION 6.1. Reference to and Effect on the Agreement and the Initial
                    Notes......................................................5
     SECTION 6.2. Registration Rights Agreement................................6
     SECTION 6.3. Governing Law................................................6
     SECTION 6.4. Expenses.....................................................6
     SECTION 6.5. Headings Descriptive.........................................6
     SECTION 6.6. Counterparts.................................................6

                                       (i)
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                FOURTH AMENDMENT TO SECURITIES PURCHASE AGREEMENT

          FOURTH AMENDMENT TO SECURITIES PURCHASE AGREEMENT dated as of March 27, 2009 (this "Fourth Amendment"), by and among PURE BIOFUELS CORP., a Nevada corporation (the "Company"), and PLAINFIELD PERU I LLC, a Delaware limited liability company ("LLC1"), and PLAINFIELD PERU II LLC, a Delaware limited liability company ("LLC2" and together with LLC1, the "Purchaser"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Agreement (as defined below).

                              W I T N E S S E T H:

          WHEREAS, the Company entered into a Securities Purchase Agreement, dated as of September 12, 2007 (as amended by a First Amendment to Securities Purchase Agreement dated as of March 26, 2008, a Second Amendment to Securities Purchase Agreement dated as of November 4, 2008 and a Third Amendment to Securities Purchase Agreement dated as of March 10, 2009, the "Agreement"), by and among the Company, LLC 1 and LLC 2 for the purchase of 10%/12% Senior Convertible PIK Election Notes due 2012, Common Stock and warrants to purchase shares of Common Stock;

          WHEREAS, pursuant to the Third Amendment, the Company agreed, subject to the terms and conditions set forth therein, to issue and sell to Purchaser, and Purchaser agreed, subject to the terms and conditions set forth therein, to purchase $2,200,000 in aggregate principal amount of 2009 General Obligation Additional Notes, of which $1,000,000 in aggregate principal amount of 2009 General Obligation Additional Notes were issued and sold by the Company to the Purchaser on March 10, 2009;

          WHEREAS, the parties hereto desire to amend the terms of the 2009 General Obligation Additional Notes; and

          WHEREAS, Section 11.1 of the Agreement provides that the Company and the Required Holders may, with certain exceptions, amend the Agreement with the written consent of the Company and the Required Holders.

          NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows.

                                    ARTICLE I

                           AMENDMENTS TO THE AGREEMENT

          SECTION 1.1. Definitions. Clause (a) of Article I of the Agreement is hereby amended by inserting the following definitions in appropriate alphabetical order:

          "Exchange Notes" has the meaning set forth in Section 4(b) of the 2009 General Obligation Additional Notes.

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          "Fourth Amendment" means the Fourth Amendment to Securities Purchase
     Agreement, dated as of March 27, 2009, by and among the Company and Purchaser.

     In addition, the definitions of "2009 Additional Notes" and "2009 General Obligation Additional Notes" in clause (a) of Article I of the Agreement are replaced with the following definitions:

          "2009 Additional Notes" means (i) the 10%/12% Senior Convertible PIK Election Notes due 2012 issued by the Company on each of the First 2009 Additional Notes Closing Date, the March 2009 Deferred Interest Additional Notes Closing Date and the Second 2009 Additional Notes Closing Date; (ii) the Exchange Notes and (iii) any such notes issued in substitution therefor pursuant to Section 12 of the Agreement and any notes issued in kind as interest pursuant to the terms of the 2009 Additional Notes; provided that any notes issued pursuant to this clause (iii) shall have the same terms and conditions as the underlying notes which are being substituted or for which interest is being paid (for the avoidance of doubt, the notes issued in kind as interest on the 2009 General Obligation Additional Notes shall have an initial conversion price of $0.04 per share, subject to adjustment as provided in the Agreement).

          "2009 General Obligation Additional Notes" has the meaning set forth in the preamble of the Third Amendment, in substantially the form set forth in Exhibit A of the Fourth Amendment.

          "Conversion Shares" means the shares of Common Stock issuable upon the conversion of the Notes or in connection with the issuance of the Exchange Notes.

          SECTION 1.2. The Notes. Section 3.1 of the Agreement is hereby amended by amending and restating the last sentence of the last paragraph thereof to read as follows:

     "The 2009 Additional Notes (other than the 2009 General Obligation Additional Notes) shall be substantially in the form set forth in Exhibit A."

          SECTION 1.3. Convertibility. Section 3.5(a) of the Agreement is hereby amended by amending and restating the first sentence thereof to read as follows:

     "The Holders of the Notes (other than the Exchange Notes) will be entitled at any time after the Amendment Date and on or prior to the Final Maturity Date to convert any or all of their Notes into shares of Common Stock at the Conversion Price per share."

          SECTION 1.4. Forced Conversion. Section 3.7 of the Agreement is hereby amended by inserting a new sentence at the end thereof to read as follows:

     "Notwithstanding anything to the contrary herein, this Section 3.7 shall not apply to the Exchange Notes."

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                                   ARTICLE II

                    2009 GENERAL OBLIGATION ADDITIONAL NOTES

          SECTION 2.1. Amendment and Restatement. The parties hereto agree to the amendment and restatement of the 2009 General Obligation Additional Notes issued in connection with the First Additional Notes Closing, substantially in the form of the Amended and Restated 10%/12% Senior Convertible PIK Election Notes due 2012 attached as Exhibit B hereto (the "Amended and Restated Note"), on March 27, 2009 or such other date as the parties shall mutually agree upon (the "Closing Date").

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

          In order to induce the Purchaser to enter into this Fourth Amendment, the Company hereby represents and warrants to and agrees with the Purchaser that, as of the date hereof, after giving effect to the consummation of the transactions contemplated hereby:

          SECTION 3.1. Incorporation of Representations and Warranties from the Third Amendment. The representations and warranties contained in the Third Amendment are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          SECTION 3.2. Anti-Dilution. The execution and performance of (a) this Fourth Amendment and all of the transactions described herein and (b) the Performance Bond Agreement, dated as of March 27, 2009, between FDS Corporation S.A. and the Company and all other agreements and documents executed in connection with the Company's obtainment of a performance bond of up to the amount of $2,500,000 for certain terminaling and bonded warehouse operations (collectively, the "FDS Agreement"), will not require an anti-dilution adjustment under Section 3.6 of the Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

     Purchaser hereby represents and warrants to the Company as follows:

          SECTION 4.1. Incorporation of Representations and Warranties from the Agreement. The representations and warranties contained in Article V of the Agreement are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof (it being understood and agreed

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that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                                    ARTICLE V

                       CONDITIONS PRECEDENT TO OBLIGATIONS

          SECTION 5.1. Conditions to the Company's Obligations. The issuance of the Amended and Restated Note by the Company shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

          (a) Purchaser shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this Fourth Amendment to be performed and complied with by Purchaser at or prior to the Closing Date.

          (b) No provision of any Applicable Law, injunction, order or decree of any Governmental Authority shall be in effect which has the effect of making the transactions contemplated hereby illegal or shall otherwise restrain or prohibit the consummation of the transactions contemplated hereby.

          SECTION 5.2. Conditions to Purchaser's Obligations. The obligations of Purchaser hereunder shall be subject to the satisfaction of the following conditions:

          (a) On the Closing Date and also after giving effect to the issuance of the Amended and Restated Note there shall exist no Default or Event of Default.

          (b) Purchaser shall have received a certificate, dated the Closing Date and signed on behalf of the Company by an Authorized Representative, certifying on behalf of the Company that on the Closing Date and also after giving effect to the issuance of the Amended and Restated Note on such date (i) there shall exist no Default or Event of Default and (ii) all representations and warranties incorporated by reference in this Fourth Amendment shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the Closing Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          (c) Purchaser shall have received from Brian Alperstein, Esquire, General Counsel of the Company, an opinion addressed to Purchaser and dated the Closing Date covering such matters incident to the transactions contemplated herein as the Purchaser may reasonably request.

          (d) Purchaser shall have received a certificate from the Company, dated the Closing Date, signed by an Authorized Representative, confirming that the certificate issued pursuant to Section 4.2(e) of the Third Amendment is true and correct as of the Closing Date.

          (e) On the Closing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Fourth

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Amendment shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which Purchaser reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate officials or Governmental Authorities.

          (f) Nothing shall have occurred since September 30, 2008 (and Purchaser shall have not have become aware of any facts or conditions not previously known) which Purchaser shall determine has had, or could reasonably be expected to have, (i) a Material Adverse Effect or (ii) a material adverse effect on the transactions contemplated hereby.

          (g) All necessary governmental and third party approvals and/or consents in connection with the transactions contemplated hereby shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated hereby. On the Closing Date, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon transactions contemplated hereby.

          (h) Except as set forth in Schedule 5.07 to the Loan Agreement, on the Closing Date, there shall be no actions, suits or proceedings pending or threatened (a) with respect to the transactions contemplated hereby, this Fourth Amendment or any other Transaction Document, or (b) which Purchaser shall determine has had, or could reasonably be expected to have, a Material Adverse Effect.

          (i) Purchaser shall have received, in form and substance satisfactory to the Purchaser in its sole discretion, a copy of the FDS Agreement duly executed by the parties thereto.

          (j) Purchaser shall have received a certificate representing the Amended and Restated Note on the Closing Date.

          (k) Purchaser shall have received such other documents and evidence as are customary for transactions of this type or as Purchaser may reasonably request in order to evidence the satisfaction of the other conditions set forth above.

                                   ARTICLE VI

                                  MISCELLANEOUS

          SECTION 6.1. Reference to and Effect on the Agreement and the Initial Notes.

     (i) Upon the execution of this Fourth Amendment by the parties hereto, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Agreement and each reference in the other Transaction Documents to

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the "Securities Purchase Agreement",
"thereunder", "thereof" or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended hereby.

     (ii) Except as specifically amended by this Fourth Amendment, the Agreement and the other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed.

     (iii) This Fourth Amendment shall constitute a "Transaction Document" and this Fourth Amendment shall constitute a "Note Document" for all purposes of the Agreement and the other Transaction Documents.

          SECTION 6.2. Registration Rights Agreement. The parties hereto agree that the shares of Common Stock issuable in connection with the Exchange Note shall constitute "Registrable Securities" under the Registration Rights Agreement.

          SECTION 6.3. Governing Law. THIS FOURTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

          SECTION 6.4. Expenses. The Company shall reimburse the Purchaser for all reasonable disbursements and out-of-pocket expenses incurred by the Purchaser in connection with the transactions contemplated hereby, including, without limitation, the fees and disbursements of White & Case LLP, counsel to the Purchaser. On the Closing Date, Purchaser shall provide the Company with documentation reasonably satisfactory to the Company for such disbursements and out-of-pocket expenses.

          SECTION 6.5. Headings Descriptive. The headings of the several sections and subsections of this Fourth Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Fourth Amendment.

          SECTION 6.6. Counterparts. This Fourth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart hereof by facsimile or electronic transmission shall be as effective as delivery of any original executed counterpart hereof.

                            [SIGNATURE PAGES FOLLOW]

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          IN WITNESS WHEREOF, the parties hereto have executed this Fourth
Amendment as of the date first above written.

                                                   PURE BIOFUELS CORP.


                                                   By:
                                                       -------------------------
                                                   Name:
                                                   Title:

Each of the undersigned agrees that all references to the "Convertible Note Documents" in the Loan Agreement shall mean the Convertible Note Documents as amended by this Fourth Amendment.

Address:

Av. Canaval y Moreyra 380 of 402                   PURE BIOFUELS DEL PERU S.A.C.
San Isidro, Lima
Peru
Attention:  Luis Goyzueta                          By:
Telephone:  +511-221-7365                              -------------------------
Facsimile:  +511-221-7347                          Name:
                                                   Title:

Address:

Av. Canaval y Moreyra 380 of 402                   PALMA INDUSTRIAL S.A.C.
San Isidro, Lima
Peru
Attention:  Luis Goyzueta                          By:
Telephone:  +511-221-7365                              -------------------------
Facsimile:  +511-221-7347                          Name:
                                                   Title:

Address:

701 Brazos Street                                  PURE BIOFUELS CORP.
Suite 1050
Austin, Texas 78701
Attention:  Albert Pinto, Brian Alperstein         By:
Telephone:  (512) 397-1550                             -------------------------
Facsimile:  (202) 261-3523                         Name:
                                                   Title:
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                                                   PLAINFIELD PERU I LLC


                                                   By:
                                                       -------------------------
                                                   Name:
                                                   Title:

                                                   PLAINFIELD PERU II LLC


                                                   By:
                                                       -------------------------
                                                   Name:
                                                   Title:

The undersigned agrees that the amendment and restatement of the 2009 General Obligation Additional Notes, the use of the proceeds thereof and the execution and performance of the FDS Agreement will not violate the terms of the Loan Agreement.

                                                   PLAINFIELD SPECIAL SITUATIONS
                                                   MASTER FUND LIMITED


                                                   By:
                                                       -------------------------
                                                   Name:
                                                   Title:
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                                                                       EXHIBIT A

                Form of 2009 General Obligation Additional Notes

                                  See attached.
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                                                                       EXHIBIT B

   Amended and Restated 10%/12% Senior Convertible PIK Election Notes due 2012

                                  See attached.